SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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EASTERN SERVICES HOLDINGS, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		30-0284778
(State of Incorporation	(Primary Standard Classification Code)	(IRS Employer ID No.)

1221 Ocean Avenue #1202

Santa Monica, California 90401

(310) 587-0029

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Corporation Services Corporation

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

_____________

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	400,000	$0.10	$40,000	$4.89

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED October	, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EASTERN SERVICES HOLDINGS, INC.

400,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 400,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THEFACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: October	, 2005.

TABLE OF CONTENTS

PAGE

SUMMARY

SUMMARY FINANCIAL DATA

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

PENNY STOCK CONSIDERATIONS

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

LEGAL PROCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

INTERESTS OF NAMED EXPERTS AND COUNSEL

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DESCRIPTION OF PROPERTY

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

EXECUTIVE COMPENSATION

AVAILABLE INFORMATION

INDEX TO FINANCIAL STATEMENTS

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ABOUT OUR COMPANY

Eastern Services Holdings, Inc. (“Eastern Services” or the “Company”) was incorporated as a Delaware Corporation on November 5, 2004 as a holding vehicle to own and control a tax analysis service companies. On November 9, 2004, we completed a Stock Purchase Agreement and Share Exchange in which it purchased all of the outstanding common shares in Eastern Services Group, Inc. (“ESG”) so that ESG became our wholly owned subsidiary. Richard Carrigan was the sole shareholder of ESG and received 1,000,000 shares of our common stock in exchange for all of the shares of ESG.

Through our wholly owned subsidiary, ESG, our goal is to become the leading independent tax analysis service for casino operations within our target geographic market by executing our current marketing and growth strategies , by building upon our solid reputation in the industry, and by sustaining client loyalty.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (November 9, 2004) through December 31, 2004 are derived from our audited financial statements. The statement of operations data and balance sheet data for the six months ended June 30, 2005 are from our unaudited financial statements.

	6 months ended June 30, 2005 (unaudited) (1)	From Inception – November 9, through December 31, 2004 (1)
STATEMENT OF OPERATIONS

Revenues	$ 38,000	$ 235,420
Total Operating Expenses	10,953	52,428
Net Income (Loss)	13,503	12,742
Accumulated Deficit	(1,054)	(14,577)

	6 months ended June 30,2005 (unaudited) (1)	Year ended December 31, 2004 (1)
BALANCE SHEET DATA

Cash	$ 60,024	$ 0
Total Assets	62,720	6,196
Total Liabilities	22,774	19,753
Stockholders’ Equity (Deficiency)	39,946	(13,577)

(1) These financial statements include the consolidated financial statements between us and Eastern Services Group, Inc., our wholly owned subsidiary.

WHERE YOU CAN FIND US

Our corporate offices are located at 1221 Ocean Avenue, #1221, Santa Monica, California 90401. Our telephone number is (310) 587-0029.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in November 2004. Although our subsidiary commenced operations in 1998, we have limited assets and financial resources at this time. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our expansion strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business expansion strategy will be significant. We will need a minimum of $150,000 to continue operations over the next twelve months. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF AHKEE RAHMAN, OUR SOLE OFFICER AND DIRECTOR AND RICHARD CARRIGAN, THE SOLE MPLOYEE F OUR SUBSIDIARY. WITHOUT THEIR CONTINUED SERVICES WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Akhee Rahman, our sole officer and director as well as Richard Carrigan, the sole employee of our operating subsidiary. We currently do not have an employment agreement with Ms. Rahman or Mr. Carrigan. The loss of either of their services could have a material adverse effect on our business, financial condition or results of operation.

RICHARD CARRIGAN’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

Richard Carrigan beneficially owns 62.81% of common stock. Accordingly, for as long as Mr. Carrigan continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled accounting employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Eastern Services Holdings, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement completed in December 2004 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00(other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 400,000 shares of our common stock held by 41 shareholders. Such shareholders include the holders of the shares sold in our Regulation D Rule 506 offering which was completed in December 2004.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 24, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common Stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (1)
Allotta, Nick	11,000	11,000	0	0
Carrigan, Richard S.	1,005,000	5,000	1,000,000	62.50
Carrigan, Aileen	5,000	5,000	0	0
Carrigan, Patrick E.	5,000	5,000	0	0
Dadlani, Trith	17,000	17,000	0	0
Day, Trent	5,000	5,000	0	0
Ebeling, Mit	18,000	18,000	0	0
Ervine, Shireen	16,000	16,000	0	0
Ford, James B.	15,000	15,000	0	0
Frei, Richard	2,500	2,500	0	0
Geisbauer, Anthony	2,500	5,000	0	0
Hunter, Adrianna R.	5,250	5,250	0	0
Juarez, Hector M.	5,000	5,000	0	0
Khan, Samar	6,000	6,000	0	0
Kughn, John C.	15,000	15,000	0	0
Kundson, William	5,250	5,250	0	0
Marhefka, David G.	13,000	13,000	0	0
Marquez, Charles	5,000	5,000	0	0
Mehta, Deepak R.	19,000	19,000	0	0
Miller, Dennis L.	5,000	5,000	0	0
Moore, Dale M.	20,000	20,000	0	0
Orslesk, Mark	5,000	5,000	0	0
Otto, Amy D.	10,000	10,000	0	0
Peled, Yaron Vidan	18,000	18,000	0	0
Saria, Neville	10,000	10,000	0	0
Schilcher, Carol K.	15,000	15,000	0	0
Scoby, Aaron	17,000	17,000	0	0
Seebeck, Melody A.	13,000	13,000	0	0
Srichai, Montri	5,500	5,500	0	0
Srichai, Busaya	14,000	14,000	0	0
Staehr, Steven	10,000	10,000	0	0
Staehr, Jirawan	5,500	5,500	0	0
Starut, Jirasauk	5,500	5,500	0	0
Starut, Tidd	9,500	9,500	0	0
Sterner, Shane	5,000	5,000	0	0
Stidham, Mark	10,000	10,000	0	0
Turner, David	5,000	5,000	0	0
Vahosky, John A.	22,000	22,000	0	0
Vargo, Brian	6,500	6,500	0	0
Whelton, Gloria	5,000	5,000	0	0
Wright, Diane L.	5,500	5,500	0	0

 (1) Based on 1,600,000 shares currently issued and outstanding.

To our knowledge, other than Richard Carrigan none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of October 24, 2005 is as follows:

NAME	AGE	POSITION

Akhee Rahman	35	President and Chief Executive Officer Secretary/ Treasurer/Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

AKHEE RAHMAN is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. Ms. Rahman brings over 10 years of experience in managing multinational Companies in diverse work environments including manufacturing, retail, and advertising. She has assisted in creating marketing strategies to increase sales and improve margins. Prior to joining us, Ms. Rahman was the Vice President of Operations for Converge Global, an internet incubator, from1999 to 2000. Ms. Rahman was also the Treasurer for Essential Technologies, Inc., a private software solutions firm from 2001 to 2002. From 2000-2001 she was the Treasurer for Digitalmen.com, Inc., an online community and resource center for men. From 1996 to 1999 Ms. Rahman was not employed and prior to 1996 she worked as a manager for the clothing retailer, Cache. Ms. Rahman has a Bachelor of Arts degree in International Business. Ms. Rahman has a Bachelor of Arts degree in International Business and Trade from the University of Dallas.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 24, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Richard Carrigan 7695 Desparado St. Las Vegas, Nevada 89131	1,005,000	62.81%

Common Stock	Ahkee Rahman 1221 Ocean Avenue, #1202. Santa Monica, California 90401	200,000 (1)	12.50%

Common Stock	All executive officers and directors as a group	200,000	12.50%

The percent of class is based on 1,600,000 shares of common stock issued and outstanding as of October 24, 2005 .

(1) In addition, Ms. Rahman has an option to purchase 500,000 shares of our common stock at $1.00 per share.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of October 24, 2005, 1,600,000 shares of common stock are issued and outstanding and held by 42 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Ahkee Rahman has an option to purchase 500,000 shares of our common stock of our common stock for a period of two years expiring March 1, 2007 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 5, 2004, in the State of Delaware. Our wholly-owned subsidiary, Eastern Services Group, Inc. was formed in Nevada in February 1998. On November 9, 2004, we obtained all of the outstanding stock of Eastern Services Group, Inc. from Richard Carrigan, the sole stockholder in consideration for the issuance of 1,000,000 shares of our common stock to Mr. Carrigan pursuant to a Stock Purchase Agreement and Share Exchange between Eastern Services Group, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, Eastern Services Group, Inc. became our wholly owned subsidiary. The purpose for this reorganization with Eastern Services Group, Inc was to obtain an operating company which we believed has a successful business plan.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on November 5, 2004. We commenced operations for the purposes of evaluating, structuring, and completing a merger with prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On November 9, 2004, we obtained all of the outstanding stock of Eastern Services Group, Inc. from Richard Carrigan, the sole stockholder in consideration for the issuance of 1,000,000 shares of our common stock to Mr. Carrigan pursuant to a Stock Purchase Agreement and Share Exchange between Eastern Services Group, Inc. and us. Pursuant to the Stock Purchase Agreement and Share Exchange, Eastern Services Group, Inc. became our wholly owned subsidiary. The purpose for this reorganization with Eastern Services Group, Inc. was to obtain an operating company which we believed has a successful business plan. Until this reorganization our activities had been limited to actions related to our organization, and we conducted virtually no business operations.

Our subsidiary, Eastern Services Group, Inc., was established in the State of Nevada in February 1998. Through our subsidiary, we provide state and local tax consultation and analysis to casinos in the Las Vegas metropolitan area. We do not provide filing services.

The core services suite provided by us is traditional tax analysis, preparation, and business consulting services to clients operating casinos in the Las Vegas, Nevada metropolitan area. We concentrate on analysis of sales and use taxes, real property taxes, personal property tax, as well as creating welfare benefit trusts.

At competitive prices, we work with clients to minimize tax exposure and to ensure that each filing adheres to all areas of local and state laws. With the highest degree of integrity, we conduct preliminary interviews with clients to ensure a comprehensive analysis and assessment of tax liability with respect to the specific jurisdiction is provided.

After an evaluation and assessment, we make recommendations to clients to ensure 1) that local and state levied taxes are accurate, 2) that accounting and tax filing procedures afford viable tax savings; and, 3) that records and accounts are correctly maintained to prevent unnecessary audits.

Our target customers are hotel casino properties in the gaming industry throughout Nevada. We currently work with more than 20 casino properties in Las Vegas. Key client relationships include Mandalay Bay Group (owner of Mandalay Bay, Luxor, Excalibur, and Circus Circus casinos); Coast Casinos (owner of Barbary Coast, Gold Coast, The Orleans, and Suncoast casinos); Stations Casinos, and Boyd Gaming Corporation.

We believe that we have honed a successful and profitable business model through our market knowledge and understanding of the processes associated with professional tax assessment and analysis service businesses at the state and local level for casino operations.

We have developed an effective pricing model. Approximately 95% of the majority of contracts is contingent upon the tax savings incurred as a result of services rendered by us. Typically, we receive 50% of the tax savings resulting directly from the assessment and analysis provided. The remaining 5% of the total contract is a flat or hourly fee to address provisional administrative functions associated with the project.

This model translates directly into a more competitively priced but higher quality, comprehensive service that develops new market opportunities in the targeted geographic region. Additionally, with an initially narrow geographic focus, we can build a specific niche market and develop a stronger reputation through specialization in the industry.

Subsidiaries

We have one wholly owned subsidiary, Eastern Services Group, Inc., a Nevada company.

Employees

As of October 24, 2005, we have one employee and our wholly owned subsidiary has one employee.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

There are no legal actions pending against us, or our wholly own subsidiary, or of which our property, or the property of our wholly owned subsidiary, is subject nor to our knowledge are any such proceedings contemplated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed therein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties related to the need for additional funds, the rapid growth of the operations and our ability to operate profitably a number of new projects.

OVERVIEW

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (PCAOB). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to provisions for uncollectible accounts, contractual allowance for accounts receivable, inventories, goodwill, intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have adopted the following accounting policies.

Revenue Recognition – We provide tax analysis and consultation to the casino industry. Services are generally paid for when the service is being performed. Long term contract revenue is deferred until the service has been performed in accordance with Generally Accepted Accounting Principles.

Cash and Cash Equivalents – We consider cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Short-Term Investments – Short-term investments ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.

Basis of Accounting - Our financial statements are prepared in accordance with generally accepted accounting principles. All costs associated with software development are expensed as Research and Development costs until such time as technological feasibility has been established, after which material software development costs are capitalized and amortized over the estimated time of benefit.

Property and Equipment – Property and equipment are recorded at cost. Depreciation is computed using the declining balance method over the estimated useful lives of the various classes of assets as follows:

Machinery and equipment	.......................................	2 to 10 years
Furniture and fixtures	.......................................	5 to 10 years

Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.

Income Taxes – We will utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments – Our financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to us for issuance of debt with similar terms and remaining maturaties. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share – Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings

Concentrations of Credit Risk- Financial instruments which potentially expose us to concentrations of credit risk consist principally of operating demand deposit accounts. Our policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock – Compensation in the form of stock is accounted for as issued and valued at the inception of the compensation period or grant date. Compensation in the form of stock is then amortized as an expense to us over time if we have entered into a service contract over time. To allow for the amortization of the expense to us for services over the term of a contract, a contra-equity account is established to offset the value of the stock issued.

LIQUIDITY AND CAPITAL RESOURCES

We have historically satisfied our cash requirements through revenues, short term financings, issuance of common stock for cash and deferred salaries. We anticipate that cash requirements will continue to increase as we continue to expend resources to build infrastructure, develop a business plan and establish a marketing network, customer support and administrative organizations. As of June 30, 2005, we had cash of $60,024.

We anticipate that future revenue will be sufficient to cover budgeted operating expenditures and offering expenses. In the interim, we will continue to pursue additional capital investment. Current assets as of June 30, 2005 were $60, 024, which consisted entirely of cash. Total current liabilities as of June 30, 2005 were $22,774 that consisted of accounts payable of $13,229, a loan payable on an automobile of $8,448, and an unsecured demand note payable to a shareholder of $1,097. On May 14, 2002 we entered into a loan agreement for an auto/truck in the amount of $20,000 for a 5 year period with a variable interest rate. During the year 2005 the rate averaged 5.5% and payments are $375 per month. There are no terms on the shareholder loan and we expect to retire any loans during the year 2005.

We have financed our growth and cash requirements through operations, related party debt and small private placements of equity.

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

GROSS REVENUES

Gross revenues decreased from $117,710 for the six months ended June 30, 2004 to $38,000 for the six months ended June 30, 2005, a decrease of $79,710. The audit results have been appealed to the State level and a hearing is scheduled for the fourth quarter of 2005.

TOTAL EXPENSES

Total expenses decreased from $26,454 for the six months ended June 30, 2004 to $12,937 for the six months ended June 30, 2005, a decrease of $13,517.

General and Administrative expenses which includes general office expenses, travel and entertainment, and professional fees; decreased from $25,016 for the six months ended June 30, 2004 to $10,953 for the six months ended June 30, 2005, a decrease of $14,063. The decrease in costs and expenses for the period were attributable to a decrease in travel expenses as the majority of our tax analysis clients were located locally in Las Vegas, NV. We did not provide services in Reno, NV or outside the state.

Depreciation and Amortization remained the same for the six months ended June 30, 2005 as it was for the six months ended June 30, 2004 at $3,500.

NET INCOME FROM OPERATIONS

For the six months ended June 30, 2005 we had net income from operations of $15,487 compared to net income of $16,104 for the six months ended June 30, 2004. Management has reviewed and continues to review all revenue and expense items with an effort to streamline the business, factors listed above describe the area that attribute to the recognition of income for the quarter.

NET INCOME

Net income decreased by $1,163 for the six months ended June 30, 2005 to $13,503 compared to income of $14,666 for the six months ended June 30, 2004.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2003

GROSS REVENUES

Gross revenues increased from $191,866 for the year ended December 31, 2003 to $235,420 for the year ended December 31, 2004, an increase of $43,554. The increase in revenue is primarily attributable to successful audits completed in the downtown Las Vegas, NV market where gaming income decreased in the year ended 2004. As a result, revenue derived from our fees increased.

TOTAL EXPENSES

Total expenses increased from $39,083 for the year ended December 31, 2003 to $48,299 for the year ended December 31, 2004, an increase of $9,216.

General and administrative expense includes office expenses, travel and entertainment, and professional fees. For the year ended December 31, 2004 general and administrative expense was $52,428 compared to $39,506 in general and administrative expense for the same period in 2003, an increase of approximately $12,992. The increase of $12,992 consisted primarily of travel expenses related to tax analysis services provided to out-of-state clients.

NET INCOME FROM OPERATIONS: For the year ended December 31, 2004 we had net income from operations of $16,871 compared to a loss of 22,668 for the year ended December 31, 2003, an increase of $39,539.

NET INCOME: Net income increased by $35,833 for the year ended December 31, 2004 compared to the year ended December 31, 2003. Interest expense increased by $1,859 due to increased borrowings and tax expense increased by $1,847.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

DESCRIPTION OF PROPERTY

Our primary office consists of office space located within Ms. Akhee's home at 1221 Ocean Avenue, #1202, Santa Minca, California 90401. We use such space for no charge from Ms. Akhee, and we currently have no written agreement with Ms. Akhee, our sole officer and director. Currently, we believe that this space is sufficient and adequate to operate our current business; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any our directors or officers of the Company;

(B)	Any proposed nominee for election as a director of the Company;

(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D) Any relative or spouse of any of the foregoing persons, or any relative of   such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 registered shareholders.

Rule 144 Shares

As of October 24, 2005, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After December 2005, the 400,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 1,600,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Grants

Ahkee Rahman has an option to purchase 500,000 shares of our common stock of our common stock for a period of two years expiring March 1, 2007 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October 24, 2005.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Ahkee Rahman	President CEO and Chairman	2005	$0	0	0	200,000 shares of common stock (1)	0	0	0

(1) The 200,000 shares issued to Ahkee Rahman were valued at $.001 per share for a total value of $200.

Stock Option Grants

Ahkee Rahman has an option to purchase 500,000 shares of our common stock of our common stock for a period of two years expiring March 1, 2007 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Employment Agreements

We do not have an employment or consultant agreement with Ms. Ahkee Rahman, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

EASTERN SERVICES HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2005

EASTERN SERVICES HOLDINGS, INC.

Consolidated Financial Statements Table of Contents

FINANCIAL STATEMENTS	Page

Balance Sheet	1

Statement of Operations	2

Statement of members capital	3

Cash Flow Statement	4

Notes to the Financial Statements	5-7

EASTERN SERVICES HOLDINGS, INC.
BALANCE SHEET
(unaudited)
As of June 30, 2005 and December 31, 2004

ASSETS

CURRENT ASSETS	6/30/2005	12/31/2004

cash	$60,024	$-

Total Current Assets	60,024	-

PROPERTY AND EQUIPMENT

Equipment	47,501	47,501
Less: accumulated depreciation	(44,805)	(41,305)

Total Property and Equipment	2,696	6,196

TOTAL ASSETS	$62,720	$6,196

LIABILITIES AND STOCKHOLDERS CAPITAL

CURRENT LIABILITIES

Accounts payable and accrued expenses	$13,229	$2,533
Loan payable - auto	8,448	9,609
Demand note payable - shareholder	1,097	7,611

Total Current Liabilities	22,774	19,753

STOCKHOLDERS EQUITY

Common stock, Authorized: 100,000,000 at $0.001
par value, Issued: 1,400,000 and 1,400,000, respectively	1,400	1,400
Additional paid in capital	39,600	39,600
Subscription receivable		(40,000)
Retained Deficit	(1,054)	(14,557)

Total Stockholders’ Equity	39,946	(13,557)

TOTAL LIABILITIES AND CAPITAL	$62,720	$6,196

The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.
STATEMENTS OF OPERATIONS
(unaudited)
For the six months ending June 30, 2005 and 2004

	6/30/2005	6/30/2004

REVENUE	$38,000	$117,710

COST OF SERVICES	11,560	76,590

GROSS PROFIT OR (LOSS)	26,440	41,120

GENERAL AND ADMINISTRATIVE EXPENSES	10,953	25,016

OPERATING INCOME	15,487	16,104

INTEREST EXPENSE	484	538

INCOME TAX EXPENSE	1,500	900

NET INCOME (LOSS)	$13,503	$14,666

Earnings (loss) per share, basic	$0.01	$0.01

Weighted average number of common shares	1,400,000	1,000,000

 The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.
STATEMENT OF STOCKHOLDERS EQUITY
(unaudited)
As of June 30, 2005

	SHARES OF		ADDITIONAL
	COMMON	PAR	PAID IN	RETAINED	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	CAPITAL

Balance, December 31, 2002	1,000,000	$1,000		$(4,208)	$(3,208)

Net income (loss)				(23,091)	(23,091)

Balance, December 31, 2003	1,000,000	$1,000	$-	$(27,299)	$(26,299)

Common stock subscribed during	400,000	400	39,600		40,000
December 2004 at $0.10 per share

Subscription receivable					(40,000)

Net Income (loss)				12,742	12,742

Balance, December 31, 2004	1,400,000	$1,400	$39,600	$(14,557)	$(13,557)

Subscription receivable					40,000

Net Income (Loss)				13,503	13,503

Balance, June 30, 2005	1,400,000	$1,400	$39,600	$(1,054)	$39,946

The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
(unaudited)
For the six months ending June 30, 2005 and 2004

CASH FLOWS FROM OPERATING ACTIVITIES	6/30/2005	6/30/2004

Net income (loss)	$13,503	$14,666

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	3,500	3,500
Increase (Decrease) in accounts payable	10,696	(7,593)
Increase (Decrease) in deferred revenue	-	146,428

Total adjustments to net income	14,196	142,335

Net cash provided by (used in) operating activities	27,699	157,001

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Cash paid on note payable - stockholder	(6,514)	-
Cash received on note payable - shareholder	127	14,192
Cash paid on note payable - auto	(1,288)	(1,994)
Cash received from stock issuance	40,000	-

Net cash provided by (used in) financing activities	32,325	12,198

CASH RECONCILIATION

Net increase (decrease) in cash	60,024	169,199
Cash - beginning balance	-	-

CASH BALANCE END OF PERIOD	$60,024	$169,199

 The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.

Notes to the financial statements

1. Summary of Significant Accounting Policies:

Industry – Eastern Services Holdings, Inc. (the Company) was incorporated in the state of Delaware on November 5, 2004. At the time of incorporation the Company exchanged shares with Eastern Services Group, Inc. making Eastern Services Group, Inc. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Eastern Services Group, Inc. is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Eastern Services Group, Inc. was incorporated on February 27, 1998 under the laws of the State of Nevada. The Company is headquartered in California. The Company provides state and local tax consultation and analysis to casinos in the Las Vegas metropolitan area. The Company does not provide filing services. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition – The Company provides tax analysis and consultation to the casino industry. Services are generally paid for when the service is being performed. Long term contract revenue is deferred until the service has been performed in accordance with Generally Accepted Accounting Principles.

Cash and Cash Equivalents – The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Short-Term Investments – Short-term investments ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles. All costs associated with software development are expensed as Research and Development costs until such time as technological feasibility has been established, after which material software development costs are capitalized and amortized over the estimated time of benefit.

Property and Equipment – Property and equipment are recorded at cost. Depreciation is computed using the declining balance method over the estimated useful lives of the various classes of assets as follows:

Machinery and equipment	.......................................	2 to 10 years
Furniture and fixtures	.......................................	5 to 10 years

Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to

F-6

EASTERN SERVICES HOLDINGS, INC.

Notes to the financial statements

items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.

Income Taxes – The Company will utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments – The Company’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturaties. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share – Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings

Concentrations of Credit Risk- Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock – Compensation in the form of stock is accounted for as issued and valued at the inception of the compensation period or grant date. Compensation in the form of stock is then amortized as an expense to the Company over time if the Company has entered into a service contract over time. To allow for the amortization of the expense to the Company for services over the term of a contract, a contra-equity account is established to offset the value of the stock issued.

2. Related Party Transactions:

A stockholder has loaned the Company working capital in the form of an unsecured demand note. There are no terms on the shareholder loans and the Company expects to retire any loans during the year 2005.

3. Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

F-7

EASTERN SERVICES HOLDINGS, INC.

Notes to the financial statements

4. Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and costs are recognized when services are performed and expenses realized when services are performed or when obligations are incurred for period costs.

6. Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

7. Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

8. Note Payable:

On May 14, 2002 the Company entered into a loan agreement for an auto/truck in the amount of $20,000 for a 5 year period with a variable interest rate. During the year 2005 the rate averaged 5.5% and payments are $375 per month.

9. Stockholder Equity:

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,400,0000 shares have been issued.

Upon incorporation of the Company (November 5, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 shares (100%) of the subsidiary, Eastern Service Group, Inc. Eastern Service Group is the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During November and December 2004 the Company undertook a private placement issuance, Regulation D Rule 506 offering, of 400,000 shares of common stock for a value of $40,000, or $.10 per share. The Company believes this offering is exempt from registration with the US Securities and Exchange Commission. These shares have been subscribed for and the funds received in January of 2005.

F-8

EASTERN SERVICES HOLDINGS, INC.

Notes to the financial statements

10. Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

11. Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company paid interest during the year ending December 31, 2004 in the amount of $2,282 and $484 for the six months ending June 30, 2005. The Company accrued income tax payments of $1,847 for the year ended December 31, 2004 and $1,500 for the six months ending June 30, 2005.

12. Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

F-9

EASTERN SERVICES HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

EASTERN SERVICES HOLDINGS, INC.

Consolidated Financial Statements Table of Contents

FINANCIAL STATEMENTS	Page

Independent Auditors Report	1

Balance Sheet	2

Statement of Operations	3

Statement of members capital	4

Cash Flow Statement	5

Notes to the Financial Statements	6-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

The Board of Directors and Shareholders

Eastern Services Holdings, Inc.

Gentlemen:

We have audited the accompanying balance sheet of Eastern Services Holdings, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholder’s equity and cash flows for the twelve months ending December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

We conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Services Holdings, Inc. as of December 31, 2004 and 2003, and the results of operations and its cash flows for the twelve months ending December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

Gately & Associates, LLC

Altamonte Springs, Florida

January 15, 2005

	EASTERN SERVICES HOLDINGS, INC.
	BALANCE SHEET
	As of December 31, 2004 and 2003

	ASSETS

CURRENT ASSETS		12/31/2004	12/31/2003

cash		$-	$-
Accounts receivable		-	-
Refundable income tax deposits		-	1,680

	Total Current Assets	-	1,680

PROPERTY AND EQUIPMENT

Equipment		47,501	44,528
Less: accumulated depreciation		(41,305)	(34,202)

	Total Property and Equipment	6,196	10,326

OTHER ASSETS

Deposits		-	-
Demand note receivable - related party		-	-

	Total Other Assets	-	-

	TOTAL ASSETS	$6,196	$12,006

	LIABILITIES AND MEMBERS CAPITAL

CURRENT LIABILITIES

Accounts payable and bank overdraft		$2,533	$265
Demand note payable - shareholder		7,600	24,361
Loan payable		9,620	13,679

	Total Current Liabilities	19,753	38,305

STOCKHOLDERS EQUITY

Common stock, Authorized: 100,000,000 at $0.001
par value, Issued: 1,400,000 and 1,000,000, respectively		1,400	1,000
Additional paid in capital		39,600	-
Subscription receivable		(40,000)
Retained Deficit		(14,557)	(27,299)

	Total Stockholders’ Equity	(13,557)	(26,299)

	TOTAL LIABILITIES AND CAPITAL	$6,196	$12,006

	The accompanying footnotes are an integral part of these financial statements.

	EASTERN SERVICES HOLDINGS, INC.
	STATEMENTS OF OPERATIONS
	For the twelve months ending December 31, 2004 and 2003

		12/31/2004	12/31/2003

REVENUE		$235,420	$191,866

COST OF SERVICES		166,121	175,028

GROSS PROFIT OR (LOSS)		69,299	16,838

GENERAL AND ADMINISTRATIVE EXPENSES		52,428	39,506

OPERATING INCOME		16,871	(22,668)

INTEREST EXPENSE		(2,282)	(423)

INCOME TAX EXPENSE		(1,847)	-

NET INCOME (LOSS)		$12,742	$(23,091)

Earnings (loss) per share, basic		$0.01	$(0.02)

Weighted average number of common shares		1,000,000	1,000,000

	The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.
STATEMENT OF STOCKHOLDERS EQUITY
As of December 31, 2004

	SHARES OF		ADDITIONAL
	COMMON	PAR	PAID IN	RETAINED	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	CAPITAL

Balance, December 31, 2002	1,000,000	$1,000		$(4,208)	$(3,208)

Net income (loss)				(23,091)	(23,091)

Balance, December 31, 2003	1,000,000	$1,000	$-	$(27,299)	$(26,299)

Common stock subscribed during	400,000	400	39,600		40,000
December 2004 at $0.10 per share

Subscription receivable					(40,000)

Net Income (loss)				12,742	12,742

Balance, December 31, 2004	1,400,000	$1,400	$39,600	$(14,557)	$(13,557)

The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the twelve months ending December 31, 2004 and 2003

CASH FLOWS FROM OPERATING ACTIVITIES	12/31/2004	12/31/2003

Net income (loss)	$12,742	$(23,091)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	6,884	7,103
(Increase) Decrease in refundable deposits	1,680	235
Increase (Decrease) in accounts payable	2,268	265

Total adjustments to net income	10,832	7,603

Net cash provided by (used in) operating activities	23,574	(15,488)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment	(2,754)	(218)

Net cash flows provided by (used in) investing activites	(2,754)	(218)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash paid on note payable	(4,059)	(3,894)
Cash received (paid) from stockholder	(16,761)	19,271

Net cash provided by (used in) financing activities	(20,820)	15,377

CASH RECONCILIATION

Net increase (decrease) in cash	-	(329)
Cash - beginning balance	-	329

CASH BALANCE END OF PERIOD	$-	$-

The accompanying footnotes are an integral part of these financial statements.

EASTERN SERVICES HOLDINGS, INC.

Notes to the financial statements

1.  Summary of Significant Accounting Policies:

Industry – Eastern Services Holdings, Inc. (the Company) was incorporated in the state of Delaware on November 5, 2004. At the time of incorporation the Company exchanged shares with Eastern Services Group, Inc. making Eastern Services Group, Inc. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Eastern Services Group, Inc. is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Eastern Services Group, Inc. was incorporated on February 27, 1998 under the laws of the State of Nevada. The Company is headquartered in California. The Company provides state and local tax consultation and analysis to casinos in the Las Vegas metropolitan area. The Company does not provide filing services. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition – Revenues resulting from the sale and vending of the chair are recognized as such sales and services are performed, in accordance with generally accepted accounting principles. Services are generally paid for when the service is being performed.

Cash and Cash Equivalents – The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Short-Term Investments – Short-term investments ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles. All costs associated with software development are expensed as Research and Development costs until such time as technological feasibility has been established, after which material software development costs are capitalized and amortized over the estimated time of benefit.

Property and Equipment – Property and equipment are recorded at cost. Depreciation is computed using the declining balance method over the estimated useful lives of the various classes of assets as follows:

Machinery and equipment	.......................................	2 to 10 years
Furniture and fixtures	.......................................	5 to 10 years

Leasehold improvements are amortized on the straight-line basis over the lessor of the life of the asset or the term of the lease. Maintenance and repairs, as incurred, are charged to expenses; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income.

Income Taxes –

The Company will utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments – The Company’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturaties. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share – Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings

Concentrations of Credit Risk- Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock – Compensation in the form of stock is accounted for as issued and valued at the inception of the compensation period or grant date. Compensation in the form of stock is then amortized as an expense to the Company over time if the Company has entered into a service contract over time. To allow for the amortization of the expense to the Company for services over the term of a contract, a contra-equity account is established to offset the value of the stock issued.

2.  Related Party Transactions:

A stockholder has loaned the Company working capital in the form of an unsecured demand note. At December 31, 2004 and 2003 the Company owed $7,600 and $24,361, respectively. There are no terms on the note and the Company expects to retire this note during the year 2005.

3.  Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

4.  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.  Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and costs are recognized when services are performed and expenses realized when services are performed or when obligations are incurred for period costs.

6.  Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

7.  Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

8.  Stockholder Equity:

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,600,0000 shares have been issued.

Upon incorporation of the Company (November 5, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 shares (100%) of the subsidiary, Eastern Service Group, Inc. Eastern Service Group is the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During November and December 2004 the Company undertook a private placement issuance, Regulation D Rule 506 offering, of 400,000 shares of common stock for a value of $40,000, or $.10 per share. The Company believes this offering is exempt from registration with the US Securities and Exchange Commission. These shares have been subscribed for and the funds received in January of 2005.

9.  Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

10.  Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company paid interest during the years ending December 31, 2004 and 2003 in the amounts of $2,282 and $423, respectively. The Company accrued income tax payments of $1,847 for the year ended December 31, 2004.

11.  Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

EASTERN SERVICES HOLDINGS, INC.

400,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WEHAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.89

Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.89

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Eastern Services Holdings, Inc. was incorporated in the State of Delaware on November 5, 2004 and 200,000 shares were issued to Ahkee Rahman in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Such shares were issued to Ahkee Rahman as founders shares.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ahkee Rahman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 9, 2004, we issued a total of 1,000,000 shares of our common stock to Richard Carrigan. Such shares were issued pursuant to the Stock Purchase Agreement and Share Exchange between us and Eastern Services Group, Inc. and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard Carrigan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 400,000 shares of our common stock to a total of 41 investors at a price per share of $.10 for an aggregate offering price of $40,000.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Allotta, Nick	11,000
Carrigan, Richard S.	5,000
Carrigan, Aileen	5,000
Carrigan, Patrick E.	5,000
Dadlani, Trith	17,000
Day, Trent	5,000
Ebeling, Mit	18,000
Ervine, Shireen	16,000
Ford, James B.	15,000
Frei, Richard	2,500
Geisbauer, Anthony	2,500
Hunter, Adrianna R.	5,250
Juarez, Hector M.	5,000
Khan, Samar	6,000
Kughn, John C.	15,000
Kundson, William	5,250
Marhefka, David G.	13,000
Marquez, Charles	5,000
Mehta, Deepak R.	19,000
Miller, Dennis L.	5,000
Moore, Dale M.	20,000
Orslesk, Mark	5,000
Otto, Amy D.	10,000
Peled, Yaron Vidan	18,000
Saria, Neville	10,000
Schilcher, Carol K.	15,000
Scoby, Aaron	17,000
Seebeck, Melody A.	13,000
Srichai, Montri	5,500
Srichai, Busaya	14,000
Staehr, Steven	10,000
Staehr, Jirawan	5,500
Starut, Jirasauk	5,500
Starut, Tidd	9,500
Sterner, Shane	5,000
Stidham, Mark	10,000
Turner, David	5,000
Vahosky, John A.	22,000
Vargo, Brian	6,500
Whelton, Gloria	5,000
Wright, Diane L.	5,500

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an
“investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement and Share Exchange (1)
10.2	Option Agreement dated September 1, 2005 between the Company and Ahkee Rahman (1)
21	Subsidiaries (1)
23.1	Consent of Gately & Associates
23.2	Consent of Counsel, as in Exhibit 5.1

(1) Filed as an exhibit to the Registrant’s Form SB-2 filed with the SEC on September 19, 2004 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
“Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on October 24, 2005.

By: /s/ Ahkee Rahman
AHKEE RAHMAN
President, Chief Executive Officer,
Chief Financial Officer, Chief Accounting Officer, and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ahkee Rahman, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Ahkee Rahman	President, Chief Executive Officer,
	Ahkee Rahman	Chief Financial Officer, Chief Accounting Officer, and
Chairman of the Board of Directors

Dated: October 24, 2005